                                                                   EXHIBIT 10.13

                            [LOGO OF ROYAL LEPAGE]


                                OFFER TO LEASE
                                --------------


This Agreement made this 2nd day of November, 1989 A.D.

BETWEEN: MEADOWVALE COURT PROPERTY MANAGEMENT LIMITED, a body corporate carrying on business in the City of Toronto, in the Province of Ontario (hereinafter referred to as the "Landlord")

AND: CHANNELL COMMERCIAL CANADA LTD. carrying on business in the City of Mississauga, in the Province of Ontario (hereinafter referred to as the "Tenant").

- -------------------------------------------------------------------------------

The Tenant hereby offers to lease from the Landlord a portion of the building situated at 6555B Mississauga Road, in the City of Mississauga, in the Province of Ontario, and containing approximately five hundred and forty-two (542) gross rentable square feet, more or less, on the ground floor, as outlined on Schedule "A", attached hereto and forming part of this Offer to Lease (hereinafter referred to as the "Premises").


1.   AREA
     ----

     This Offer is for approximately five hundred and forty-two (542) square feet rentable more or less as outlined in red on the attached floor plan marked Schedule "A".

     The actual space of the Premises and common area apportionment shall be measured by the Landlord's architect in accordance with the BOMA standards of measurement and the annual net rental payable shall be adjusted to reflect actual rentable square footage, if there is any discrepancy.

2.   OCCUPANCY
     ---------

     Provided the lease has been signed, the Tenant may occupy the Premises as of November 15, 1989 or earlier if the Premises are available. The Tenant will not be required to pay any rent or additional rent for any period of occupancy up to November 15, 1989 but all other terms of the lease will apply. The Landlord shall use its best efforts to have the premises ready for occupancy November 15, 1989.

     The completion of Leasehold improvements by November 15, 1989 by the Landlord, is conditional upon the Tenant completing its colour selections by November 8, 1989.

                                             COLCHESTER PROPERTY MANAGEMENT INC.


                                             Per: /s/ Michael A. Wright ^^??
                                                  ------------------------------

                            [LOGO OF ROYAL LEPAGE]



3.   TERM
     ----

     The term shall be for a period of two (2) years and shall commence on the fifteenth day of November, 1989 and end on the sixteenth day of October, 1991. Notwithstanding the foregoing, the lease commencement date shall be adjusted to coincide with the occupancy date if such occupancy, being the date the premises are available for occupancy by the Tenant, falls after November 15, 1989.

4.   "NET RENT"
     ----------

     The Tenant agrees to pay as "net" rent for the Premises, eleven dollars ($11.00) per square foot of rentable area per annum in equal consecutive monthly payments; payable in advance on the first day of each and every month of said term. Due to the term commencing on November 15, 1989, and the first full month being paid in advance, the rental payment for December 1989 shall be prorated to half a month's rental similarly at the end of the term to account for the remaining half month's rental.

5.   ADDITIONAL RENT
     ---------------

     The Tenant shall pay as additional rent its proportionate share of realty taxes and all operating costs as defined in the Landlord's standard net lease form for the building which shall include but is not limited to heating, air conditioning, janitorial services each business day and periodic window cleaning. The Landlord represents that the Tenant's proportionate share of additional costs is estimated as six dollars and thirty cents ($6.30) per square foot for 1989 including hydro.

6.   USE
     ---

     The Premises will be used for the purpose of general offices.

7.   LEASE
     -----

     The Tenant shall execute and deliver to the Landlord a lease to be drawn by the Landlord, subject to reasonable amendments as agreed between the Landlord and the Tenant, or its solicitors, prior to any commencing of the Tenant's leasehold improvements. All the terms and conditions in this Offer shall be incorporated into the lease, and should there be any conflicting terms in the lease, the terms of this Offer shall take precedence.

                            [LOGO OF ROYAL LEPAGE]



     Terms and expressions defined in the lease shall have the same meaning when used in the Offer unless the context otherwise requires.


8.   HEATING
     -------

     The Premises to be heated by the Landlord as further defined in the lease document.

9.   AIR CONDITIONING
     ----------------

     The Premises to be air conditioned by the Landlord as further defined in the lease document.

10.  BUSINESS TAX
     ------------

     The Tenant will be responsible for the payment of its own business tax.

11.  JANITORIAL
     ----------

     The Landlord shall provide janitorial services to the Premises each business day, as well as window cleaning.

12.  HYDRO
     -----

     The Tenant shall pay its proportionate share, as defined in the Landlord's standard net lease form,of hydro consumed within the Premises, and for the replacement of tubes and ballasts. The cost of hydro is included in the Landlord's estimate of six dollars and thirty cents ($6.30) per square foot for 1989 additional rent.

13.  LANDLORD'S WORK
     ---------------

     The Landlord agrees to complete the following Leasehold Improvements to the Premises at its cost prior to November 15, 1989.

     a) repair any damaged ceiling tiles and light fixtures and lenses;

     b) install vertical blinds on windows and clean windows;

                            [LOGO OF ROYAL LEPAGE]



     c) rewire thermostat;

     d) paint all new drywall, doors and frames, and touch up all marked drywall areas;

     e) remove existing door frame, and construct wall and install door as per the attached floor plan marked Schedule "A".

     f) install mail slot in front door.

14.  PARKING
     -------

     The Landlord agrees to allow the Tenant the free use of the parking lot on a first come first serve basis for the duration of the term and any renewal on the basis of approximately three (3) spaces per one thousand (1,000) square feet leased.

15.  NO REPRESENTATION
     -----------------

     It is understood and agreed that there are no covenants, representations, agreements, warranties, or conditions in any way relating to the subject matter of this Offer, whether expressed or implied, collateral or otherwise, except those set forth herein.

16.  DEPOSIT
     -------

     Accompanying this Offer to Lease is a deposit of one thousand five hundred and sixty-two dollars and seventy-seven cents ($1,562.77) payable to Royal LePage Real Estate Services Ltd., In Trust, (agents for the Landlord), which deposit is to be held "In Trust" and designated for application against the first and last month's gross rent payable under the lease, and to be returned without interest or deduction if this Offer to Lease is not accepted.

     THIS LEASE AMENDING AGREEMENT dated as of the 11th day of September 1994.

BETWEEN:

                      COLCHESTER PROPERTY MANAGEMENT INC.
                      (the "Landlord")

                                                               OF THE FIRST PART

                                    - and -

                      CHANNELL COMMERCIAL CANADA DIV. OF CHANNEL
                      COMMERCIAL CORP.
                      (the "Tenant")


                                                              OF THE SECOND PART

     WHEREAS Meadowvale Court Property Management Limited leased to Channell Commercial Canada Ltd., pursuant to a lease dated the 1st day of December 1989 (the "Lease"), property known as 6555B Mississauga Rd, Mississauga, Ontario for a term of five (5) years terminating on the 31st day of October 1991.

     WHEREAS by letter agreement dated October 1st, 1991, Meadowvale Court Management and Channell Commercial Canada Ltd. agreed to an extension of the subject lease for a further period of one (1) year commencing the 15th day of November 1991 and terminating the 14th day of November 1992 upon terms and conditions as stated in such agreement letter.

     WHEREAS by letter agreement dated September 10th, 1992 Colchester Property Management Inc. and Channell Commercial Canada Ltd. agreed to an extension of the subject lease for a further period of one (1) year commencing the 15th day of November, 1992 and terminating October 31st, 1993 upon the same terms and conditions.

     WHEREAS by letter agreement dated February 7th, 1994, Colchester Property Management Inc. and Channell Commercial Canada Div. of Channell Commercial Corp. agreed to an extension of the subject lease for a further period of one (1) year commencing November 1st, 1993 and terminating October 31st, 1994 upon the same terms and conditions.

     NOW THIS LEASE AMENDING AGREEMENT WITNESSETH that, in consideration of the payment of the sum of $10.00 paid by each of the Landlord and Tenant to the other, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. The Lease is hereby amended as follows:

   (a) page 1:change name of Tenant to read
              CHANNELL COMMERCIAL CANADA
              DIV. OF CHANNELL COMMERCIAL CORP.

   (b) clause 2 page 2 shall be amended to read as follows:
       (a) "demised premises", containing 496 square feet,
       (b) "building proportionate share" shall mean 8.40% of the amount to be apportioned;
       (c) "project proportionate share" shall mean 0.69% of the amount to be apportioned;

   (c) the Term of the Lease (as contemplated in clause 3 page 2 thereof) shall terminate on the last day of October 1995;

   (d) the rental provisions (as contemplated in clause 4 page 3 thereof) shall be changed to read as follows:
             YIELDING AND PAYING therefor yearly and every year during the term hereby granted the sum of FOUR THOUSAND SIX HUNDRED AND SIXTY THREE DOLLARS AND EIGHT CENTS ($4,663.08) of lawful money of Canada, to paid in advance, without deduction, in equal consecutive monthly installments of THREE HUNDRED AND EIGHTY EIGHT DOLLARS AND FIFTY NINE CENTS ($388.59) each on the first day of each month during the term hereby demised: the first of such payments to be made on the first day of November 1994

     (e) clause 27 page 29, address of Landlord to be changed to read as follows:

           "Montreal Trust Company of Canada, 5th Floor, 15 King
           Street West, Toronto, Ontario M5H 1B4"

   (f) clause 31 page 32 to be deleted in its' entirety and replaced with the following:

           Colchester Property Management Inc., in executing this lease, is acting as the duly authorized agent for and on behalf of Montreal Trust Company of Canada as "mortgagee in possession".

2. The Tenant hereby confirms that it is in possession of the Property and is paying rent and other charges in accordance with the terms of the Lease.

3. The Tenant hereby confirms that the Landlord has complied with all of its obligations contained in the Lease.

4. The Tenant hereby confirms that it has not assigned or subleased its interest in the lease.

5. This Lease Amending Agreement shall enure to the benefit of each of the Landlord and the Tenant and their respective successors and permitted assigns.

6. The Lease, as amended by this Lease Amending Agreement, shall hereafter be referred to as "the Lease".


                                             CHANNELL COMMERCIAL CANADA
                                             DIV. OF CHANNELL COMMERCIAL CORP.


                                             Per: /s/ Lynda Forsyth
                                                  ----------------------------

                             [LOGO OF COLCHESTER]



October 15, 1994


Memo to:  Lynda Forsyth
          Channel Commercial Canada


From:     Michael Wright
          Colchester Property Management


Lease amending agreement as we discussed, please change and initial date of agreement as required and sign all 4 copies and return 3 to us. Thank you.


496 s.f. @ $9.40/s.f.       $388.59 net rent
496 s.f. @ $7.50/s.f.       $310.00 operating costs
                            -------
                            $698.59 total net rent & operating
                                    costs
                            $ 48.90 gst
                            -------
                            $747.49 gross rent

 . area s.f. went up slightly when actual space remeasured
 . net rental rate went down
 . operating costs went up
 . amount for gross rent remains the same

             6547 Mississauga Road, Mississauga, Ontario  L5N 1A6
                           Telephone (905) 819.1177

                                      16